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                             ZOLTEK COMPANIES, INC.

                              LIST OF SUBSIDIARIES
                              --------------------


       Entity Name                             Jurisdiction of Organization
       -----------                             ----------------------------

   Zoltek Corporation                                   Missouri

   Zoltek Properties, Inc.                              Missouri

   Zoltek Intermediates Corporation                     Missouri

   Engineering Technology Corporation                   Missouri

   Cape Composites, Inc.                                California

   Zoltek Rt.                                           Hungary

   Hardcore Composites Operations, LLC                  Delaware